EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of Omnicom Group Inc.:

We consent to the incorporation by reference in the registration statements (Registration Statement Nos. 333-84498, 333-33972, 333-37634, 333-41717, 333-70091, 333-74591, 333-74727, 333-74879, 333-84349, 333-90931, 333-108063, 333-115892, 333-146821, 333-159600, 333-168547, 333-188732) on Form S-8 and (Registration Statement No. 333-261046) on Form S-3 of Omnicom Group Inc. and subsidiaries of our report dated February 9, 2022, with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2021 and 2020, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes and financial statement schedule II, and the effectiveness of internal control over financial reporting as of December 31, 2021, which report appears in the December 31, 2021 Annual Report on Form 10-K of Omnicom Group Inc. and subsidiaries.

/s/ KPMG LLP
New York, New York
February 9, 2022